Filed with the Securities and Exchange Commission on April 26, 2002

Registration Nos. 333-74872 and 333-74872-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT ON FORM S-3
UNDER
THE SECURITIES ACT OF 1933

TOYOTA AUTO RECEIVABLES TRUSTS

(Issuer with respect to the Securities)

TOYOTA AUTO FINANCE RECEIVABLES LLC

(as Originator of the Trusts described herein)

and

TOYOTA MOTOR CREDIT CORPORATION

(Originator of the TMCC Demand Notes)
(Exact name of each Registrant as specified in its charter)

Delaware	6189	95-4836519
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Alan F. Cohen, Esq.	19300 Gramercy Place	Copies to:
c/o Toyota Financial Services
19001 South Western Avenue
Torrance, CA 90509
(310) 468-3885
(Name, Address, Including Zip Code,
and Telephone Number, Including
Area Code, of Agent for Service
with Respect to the Registrants)	Torrance, CA 90509 (310) 468-7333 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Originator’s Principal Executive Offices)	David J. Johnson, Jr., Esq. and Daniel F. Passage, Esq. O’Melveny & Myers LLP 400 South Hope Street Los Angeles, CA 90071 (213) 430-6605

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed	Amount of
Proposed Title of	Maximum Amount	Offering Price	Maximum Aggregate
Securities to be Registered	to be Registered	Per Unit (1)	Offering Price (1)	Registration Price

Asset Backed Securities	$3,500,000,000	100%	$3,500,000,000	$836,500 (3)

TMCC Demand Notes	(2)	(2)	(2)	(2)

(1)	The amount of securities being registered represents the maximum aggregate principal amount of securities currently expected to be offered for sale.

(2)	The TMCC Demand Notes represent investments by the Trust of Collections in demand notes issued from time to time by TMCC.

(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

     This Post-Effective Amendment is being filed pursuant to Section 305(b)(2) of the Trust Indenture Act solely to add as an exhibit the Form T-1 for The Bank of New York who may act as Trustee under an Indenture or Demand Note Indenture qualified under the Trust Indenture Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$836,500
Blue Sky Fees and Expenses	$22,500
Printing Expenses	$105,000
Trustee Fees and Expenses	$98,000
Legal Fees and Expenses	$450,000
Accounting Fees and Expenses	$210,000
Rating Agencies’ Fees	$615,000
Miscellaneous	$32,500

Total	$2,369,500

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Toyota Motor Credit Corporation (“TMCC”) was incorporated as a California corporation. Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

     Toyota Auto Finance Receivables LLC (“TAFR LLC”) was organized as a Delaware limited liability company. Section 18-108 of the Delaware Corporations Code authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     TMCC’s Bylaws authorize TMCC to indemnify their officers and directors to the maximum extent permitted by the California Corporations Codes. TAFR LLC’s limited liability company agreement authorizes TAFR LLC to indemnify its members and managers to the maximum extent permitted by the Delaware Limited Liability Company Act; however, if TAFR LLC has outstanding any securities rated by a rating agency, its indemnification obligations shall be fully subordinated to payments of amounts then due on the rated securities and, in any case, (x) nonrecourse to TAFR LLC’s assets pledged to secure the rated securities and (y) not constitute a claim against TAFR LLC to the that it does not have funds sufficient to pay the indemnification obligations.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

Exhibit
Number	Description

4.1	Form of Trust Agreement between the Registrant and the Owner Trustee***
4.2	Form of Indenture between the Trust and the Indenture Trustee***
4.3	Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Owner Trust***
4.4	Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee*
4.5	Form of Receivables Purchase Agreement between TMCC and the Registrant*
4.6	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee***
4.7	Form of Demand Note Indenture between TMCC and the Demand Note Indenture Trustee*
4.8	Form of ISDA Master Agreement between TMCC and the Trust*
4.9	Form of Revolving Liquidity Note between TMCC and the Trust***
5.1	Opinion of O’Melveny and Myers LLP regarding Notes***
5.2	Opinion of O’Melveny and Myers LLP regarding Certificates***
8.1	Opinion of O’Melveny and Myers LLP with respect to tax matters***
23.1	Consent of O’Melveny and Myers LLP (included as part of Exhibits 5.1 and 5.2)*
23.2	Consent of O’Melveny and Myers LLP (included as part of Exhibit 8.1)*
23.3	Consent of PricewaterhouseCoopers LLP***
24.1	Power of Attorney of Directors and Officers of the Registrant**
25.1a	Statement of Eligibility on Form T-1 of U.S. Bank National Association as possible Trustee under the Indenture or the Demand Note Indenture*
25.1b	Statement of Eligibility on Form T-1 of Wells Fargo Bank Minnesota, National Association as possible Trustee under the Indenture or the Demand Note Indenture*
25.1c	Statement of Eligibility on Form T-1 of The Bank of New York as possible Trustee under the Indenture or the Demand Note Indenture

*	Filed with Registration Statement on Form S-3 (Nos. 333-74872 and 333-74872-01) on December 10, 2001.

**	Included on signature pages commencing on page II-4 in Registration Statement on Form S-3 (Nos. 333-74872 and 333-74872-01) filed on December 10, 2001.

***	Filed with Registration Statement on Form S-3/A (Nos. 333-74872 and 333-74872-01) on January 7, 2002.

ITEM 17. UNDERTAKINGS

(a)    As to Rule 415: The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)    As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)    As to Rule 430A: The undersigned registrant hereby undertakes that:

     (1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(e)    As to qualifications of trust indentures under the Trust Indenture Act of 1939 for delayed offerings: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-74872 and 333-74872-01 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 26, 2002.

TOYOTA AUTO RECEIVABLES TRUSTS
By:	TOYOTA AUTO FINANCE RECEIVABLES LLC, as originator of Toyota Auto Receivables Trusts

By:	/s/ Lloyd Mistele

Lloyd Mistele Manager and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-74872 and 333-74872-01 has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Lloyd Mistele Lloyd Mistele	Manager, President and Principal Executive Officer	April 26, 2002

/s/ Nobukazu Tsurumi Nobukazu Tsurumi*	Manager, Principal Financial Officer and Principal Accounting Officer	April 26, 2002

/s/ Alan F. Cohen Alan F. Cohen*	Manager and Secretary	April 26, 2002

/s/ James B. O’Neill James B. O’Neill*	Manager	April 26, 2002

/s/ Ruth K. Lavelle Ruth K. Lavelle*	Manager	April 26, 2002

/s/ Lloyd Mistele
*by Lloyd Mistele, as true and lawful attorney-in-fact and agent

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-74872 and 333-74872-01 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 26, 2002.

TOYOTA MOTOR CREDIT CORPORATION, solely as issuer of the TMCC Demand Notes

By:	/s/ George E. Borst

George E. Borst President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-74872 and 333-74872-01 has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ George E. Borst George E. Borst	President and Chief Executive Officer of TMCC (principal executive officer)	April 26, 2002

/s/ David Pelliccioni David Pelliccioni	Director, Group Vice President and Secretary of TMCC	April 26, 2002

/s/ Nobukazu Tsurumi Nobukazu Tsurumi*	Director, Executive Vice President and Treasurer of TMCC (principal financial officer)	April 26, 2002

/s/ Yoshimi Inaba Yoshimi Inaba*	Director of TMCC	April 26, 2002

/s/ James Press James Press*	Director of TMCC	April 26, 2002

/s/ George E. Borst
*by George E. Borst, as true and lawful attorney-in-fact and agent

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-74872 and 333-74872-01 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on April 26, 2002.

TOYOTA AUTO FINANCE RECEIVABLES LLC

By:	/s/ Lloyd Mistele

Lloyd Mistele Manager and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-74872 and 333-74872-01 has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Lloyd Mistele Lloyd Mistele	Manager, President and Principal Executive Officer	April 26, 2002

/s/ Nobukazu Tsurumi Nobukazu Tsurumi*	Manager, Principal Financial Officer and Principal Accounting Officer	April 26, 2002

/s/ Alan F. Cohen Alan F. Cohen*	Manager and Secretary	April 26, 2002

/s/ James B. O’Neill James B. O’Neill*	Manager	April 26, 2002

/s/ Ruth K. Lavelle Ruth K. Lavelle*	Manager	April 26, 2002

/s/ Lloyd Mistele
*by Lloyd Mistele, as true and lawful attorney-in-fact and agent